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                                                                      EXHIBIT 20

                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: 01/312001
DISTRIBUTION DATE: 02/20/2001


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                           Per $1,000 of Original
                                                                                                              Class A/Class B
                                                                                                            Certificate Amount
                                                                                                           ----------------------
      (i)   Principal Distribution
            ----------------------
                Class A Amount                                                              $6,056,383.27          $9.217967
                Class B Amount                                                                $285,379.32          $9.217967

     (ii)   Interest Distribution
            ---------------------
                Class A Amount                                                                $286,122.37          $0.435486
                Class B Amount                                                                 $13,482.21          $0.435486

    (iii)   Monthly Servicing Fee                                                              $49,521.42          $0.071981
            ---------------------                                                    ---------------------
                Monthly Supplemental Servicing Fee                                                  $0.00          $0.000000
                Class A Percentage of the Servicing Fee                                        $47,292.96          $0.071981
                Class A Percentage of the Supplemental Servicing Fee                                $0.00          $0.000000
                Class B Percentage of the Servicing Fee                                         $2,228.46          $0.071981
                Class B Percentage of the Supplemental Servicing Fee                                $0.00

     (iv)   Class A Principal Balance (end of Collection Period)                           $50,695,160.40
            Class A Pool Factor (end of Collection Period)                                       7.715930%
            Class B Principal Balance (end of Collection Period)                            $2,388,777.27
            Class B Pool Factor (end of Collection Period)                                       7.715930%

      (v)   Pool Balance (end of Collection Period)                                        $53,083,937.67

     (vi)   Class A Interest Carryover Shortfall                                                    $0.00
            Class A Principal Carryover Shortfall                                                   $0.00
            Class B Interest Carryover Shortfall                                                    $0.00
            Class B Principal Carryover Shortfall                                                   $0.00

    (vii)   Amount Otherwise Distributable to the Seller that is Distributed to
                   Either the Class A or Class B Certificateholders                                 $0.00          $0.0000


   (viii)   Balance of the Reserve Fund Property (end of Collection Period)
                Class A Amount                                                              $6,879,784.34
                Class B Amount                                                                      $0.00

     (ix)   Aggregate Purchase Amount of Receivables repurchased by the
                               Seller or the Servicer                                               $0.00